Exhibit 99.2

                            FIDELITY FEDERAL BANCORP

                       EXCHANGE OFFER FOR ALL OUTSTANDING
                    9-1/8% JUNIOR SUBORDINATED NOTES DUE 2001
                                       FOR
                     12% JUNIOR SUBORDINATED NOTES DUE 2004

                              LETTER TO NOTEHOLDERS
                            WHO ARE BENEFICIAL OWNERS

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We are sending you this letter in connection with our offer to holders of our 9-1/8% Junior Subordinated Notes due 2001 (the "Old Notes") to exchange such Old Notes for our 12% Junior Subordinated Notes due 2004 (the "New Notes") (the "Exchange Offer"). We have described the New Notes and the Exchange Offer in the enclosed prospectus. We are asking you to contact your clients for whom you hold our Old Notes registered in your name or in the name of your nominee to obtain instructions with respect to the Exchange Offer. We have enclosed several copies of the following documents for you to use:

     1. Prospectus dated __________________, 2001;

     2. A Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9;

     3. A printed form of letter that may be sent to your clients for whose accounts you hold the Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     4. A return envelope addressed to the Company.

     We request that you act promptly. The Exchange Offer will expire at midnight, Evansville time, on _____________________, 2001 unless extended by us. You may obtain additional copies of the enclosed materials and may request assistance or information from Deb Fritz, Fidelity Federal Bancorp, 18 N.W. Fourth Street, Evansville, Indiana 47708, Telephone: (812) 424-0921.

Very truly yours,


FIDELITY FEDERAL BANCORP

You are not an agent of Fidelity Federal Bancorp, nor of any other person (including the Fidelity Federal Bancorp) who is deemed to be making or who is making offers of our New Notes in the Exchange Offer, and you are not authorized to make any statements on their or our behalf, except for statements made in the Prospectus.